                                                                     EXHIBIT 3.6

                                  T.J.B., INC.

                             OFFICER'S CERTIFICATE
                             ---------------------

     Pursuant to Section 5.2(b) of that certain Transaction Agreement dated as of May 28, 1999, as amended (the "Transaction Agreement"), by and among Heilig-
                                  ---------------------
Meyers Company, Heilig-Meyers Associates, Inc. and MD Acquisition Corporation, the undersigned officer of T.J.B., Inc. (the "Company") does hereby certify that
                                              -------
annexed hereto as Exhibit A is a true, accurate and complete copy of the bylaws of the Company.

                                        T.J.B., INC.

                                        By:  /s/ Paige H. Wilson
                                             --------------------
                                        Name:  Paige H. Wilson
                                        Title: Secretary


Dated:    August 6, 1999

                                    BY-LAWS

                                       OF

                                  T.J.B., INC.
                                  ------------


                                   ARTICLE I
                                   ---------

                                  Stockholders
                                  ------------

     Section 1.  The Annual Meeting of the Stockholders of the Corporation shall
     ---------
be held at such time as may be designated by the Board of Directors and such annual meeting shall be held not before the expiration of thirty (30) days nor more than sixty (60) days after the close of the fiscal year of the Corporation. Notice of all annual meetings shall be given in the same manner as provided for with respect to special meetings, as set out in the next Section of these By-Laws. The business to be transacted at the annual meeting shall include the election of Directors, consideration and action upon the reports of the Directors and Officers and any other business within the power of the Corporation. All annual meetings shall be general meetings.

     Section 2.  At any time in the interval between regular meetings, special
     ---------
meetings of the Stockholders may be called by the President or Vice-President, or by a majority of the Board of Directors, upon ten (10) days written notice from the Secretary of the Corporation, stating the place, day and hour of such meeting and the business proposed to be transacted thereat; such notice shall be given to each Stockholder by leaving same with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to him at his address as it appears on the books of the Corporation and no business shall be transacted at said meetings except that especially named in the notice.

     Section 3.  Upon the request, in writing, delivered to the President,
     ---------
Secretary or any Director by the holders of the majority of all shares of stock outstanding and entitled to vote, it shall be the duty of such President, Secretary or Director to forthwith call a meeting of the Stockholders.

     Section 4.  At any special meeting of the Stockholders called in the manner
     ---------
provided for by this ARTICLE, any officer, director or directors may, by a vote of a majority of all shares of stock outstanding and entitled to vote, be removed from office, and another or others appointed in his or their place to serve for the remainder of his or their terms.

     Section 5.  At each meeting of Stockholders, a full, true and complete
     ---------
list, in alphabetical order of the names of all Stockholders entitled to vote at such meeting shall be provided or made available by the Secretary of the Corporation for use in connection with the conduct of such meeting.

     Section 6.  At all meetings of Stockholders, any Stockholder shall be
     ---------
entitled to vote by proxy. Such proxy shall be in writing, dated and witnessed, but need not be sealed or acknowledged.

     Section 7.  If, at any annual or special meeting of Stockholders a quorum
     ---------
shall fail to attend, a majority interest, attending in person or by proxy, may adjourn the meeting, and reconvene from time to time, not exceeding ninety (90) days in all, and thereupon any business may be transacted, which might have been transacted at the meeting originally called, and had the same been held at the time so called.

     Section 8.  At all meetings of Stockholders, the proxies shall be filed
     ---------
with and be verified by the Secretary of the Corporation, or if the meeting shall so decide, by the Secretary of the meeting.

     Section 9.  All meetings of the Stockholders shall be held at the principal
     ---------
office of the Corporation, in the State of Maryland, or at any other place within or without the State of Maryland, as may be fixed by the party or parties making the call and stated in the notice thereof. An affirmative vote of a majority of all stock outstanding and entitled to vote shall be required at all meetings for all votes or the transaction of any business, unless otherwise required by these By-Laws or by law.

     Section 10. If the entire Board of Directors becomes vacant, any
     ----------
Stockholder may call a Special Meeting of the Stockholders, in the same manner that the President may call such meeting, and directors for the unexpired term may be elected at the said special meeting, in the manner provided for their election at annual meetings.

     Section 11. At all meetings of Stockholders, the order of business shall
     ----------
be, as far as practicable, as follows:

             (a)  Organization;
             (b)  Proof of Notice of Meeting;
             (c)  Reading of list of Stockholders;
             (d)  Reading of minutes of preceding meeting;
             (e)  Election of Directors;
             (f)  Unfinished business; and
             (g)  New business.

     Section 12. In lieu of a formal meeting, any action of the Stockholders
     ----------
may be taken pursuant to Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland.

                                   ARTICLE II

                               Board of Directors

     Section 1.  The Board of Directors shall have the control and management of
     ---------
the affairs, business and properties of the Corporation. They shall have and exercise, in the name of the Corporation and on behalf of the Corporation, all the rights and privileges legally exercisable by the Corporation, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws.

     Section 2.  The number of Directors of the Corporation shall be two (2) or
     ---------
such greater or lesser number, as the Board of Directors may, from time to time within the limits permitted by law, determine. The first Directors of the Corporation shall hold their office until the first annual meeting, or until their successors are elected and qualified, and thereafter the Directors shall hold the office for the term of one year or until their successors are elected and qualified.

     Section 3.  If the office of a Director becomes vacant, the remaining
     ---------
Directors shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall become vacant and until his successor shall have been duly chosen and qualified.

     Section 4.  The Board shall meet for the election of officers and for any
     ---------
other business immediately after the adjournment of the annual meeting of the Stockholders.

     Section 5.  Regular meetings of the Board of Directors may be held on such
     ---------
dates as may be fixed from time to time by the Board of Directors, and special meetings of the Board may be called by the President or by any two (2) Directors. At least three (3) days' notice shall be given of all special meetings; with the consent of the majority of the Directors, a shorter notice may be given.

     Section 6.  Notices of all meetings of Directors may be left at their
     ---------
residences or usual places of business, or be sent by mail or telegram, and such notices by mail or telegram shall be deemed to have been given when sent or mailed at the principal office of the Corporation.

     Section 7.  Regular or special meetings of the Board of Directors may be
     ---------
held at such place, within or without the State of Maryland, as the Board may, from time to time, determine. The time and place of meetings may be fixed by the party making the call.

     Section 8.  The Board of Directors may adopt such rules and regulations
     ---------
(not inconsistent with the laws of the State of Maryland or these By-Laws or the Articles of Incorporation) as it deems proper for the conduct of its meetings and the management of the affairs of the Corporation.

     Section 9.  The Board of Directors may appoint an Executive Committee which
     ---------
shall possess and exercise all the powers which the Board itself may exercise.

     Section 10. By resolution of the Board of Directors, a fixed sum and
     ----------
expense of attendance may be allowed to Directors for attendance at each regular or special meeting of the Board of Directors of the Committees thereof, but Directors as such shall not receive any compensation for their services except such as may be authorized or permitted by vote of the Stockholders. A Director who serves the Corporation in any other capacity, however, may receive compensation therefor without vote of the Stockholders.

     Section 11. In lieu of a formal meeting, any action of the Board of
     ----------
Directors or of any committee of the Board may be taken pursuant to Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland.

                                  ARTICLE III

     Section 1.  The officers of the Corporation shall consist of a President,
     ---------
Vice-President, a Secretary and a Treasurer, and such additional Vice-Presidents, Assistant Secretaries and Assistant Treasurers and other officers as the Board may from time to time, deem advisable. All of said officers shall be chosen by the Board and shall hold office during the pleasure of the Board, or until their successors are chosen and qualified. The President shall be chosen from among the Directors. Any two offices, except those of President and Vice-President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person. The Board of Directors, from time to time, may appoint such other agents or employees, with such powers and duties as they may deem proper.

                                   President
                                   ---------

     Section 2.  The President shall be the Chief Executive officer of the
     ---------
Corporation; he shall preside at all meetings of the Board of Directors and, subject to the direction and control of the Board of Directors, shall have the general management and direction of the Corporation's business in all departments. He shall require proper officers and employees to keep books of account containing a complete record of the transactions of the Corporation, so that at the end of each fiscal year, or more frequently, upon the order of the Board of Directors or Stockholders, the true financial condition of the Corporation may he accurately ascertained. He shall sign all special contracts of the Corporation. He shall perform such other duties as the Board of Directors may direct.

                                 Vice-President
                                 --------------

     Section 3.  The Vice-President, as so designated by the Board of Directors,
     ---------
shall have all powers and perform all the duties of the President in case of his absence or inability to act. He shall perform such other duties as the Board of Directors may direct.

                                   Treasurer
                                   ---------

     Section 4.  of the Corporation and shall have general supervision over its
     ---------
finances. He shall perform such other duties as may be assigned to h 7 m by the Board of Directors.

                                   Secretary
                                   ---------

     Section 5.  The Secretary snail Keep the minutes of one meeting of the
     ---------
Stockholders and of the Board of Directors. He shall attend to the giving of and service of notices of the Corporation required by law or these By-Laws. He shall perform such other duties as may be assigned to him by the Board of Directors.

                              Assistant Treasurers
                                      and
                             Assistant Secretaries
                             ---------------------

     Section 6.  The Assistant Treasurers and Assistant Secretaries and other
     ---------
officers shall perform such duties as may, from time to time, be assigned to them by the Board of Directors or by the President.

     Section 7.  The Board of Directors may, from time to time, in the absence
     ---------
of any one of said officers or at any other time, designate any other person or persons, on behalf of the Corporation, to sign any contracts, deeds, or other instruments, in the place or stead of any one of said officers, and may designate any person to fill any one of said offices temporarily or for any particular purpose; and any instrument so signed, in accordance with a resolution of the Board, shall be the valid act of this Corporation as fully as if executed by any regular officer.

                                   ARTICLE IV
                                   ----------

                                  Resignation
                                  -----------

     Section 1.  Any Director or officer may resign his office at any time.
     ---------
Such resignation shall be made in writing and shall take effect from the time of its receipt by the Corporation, unless some other time be fixed in the resignation, and then from that date. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE V
                                   ---------

                          Checks, Drafts, Loans, Etc.
                          ---------------------------

     Section 1.  The President or Treasurer shall have authority to borrow money
     ---------
on behalf of the Corporation, to sell, discount or otherwise dispose of notes, drafts and commercial paper of all kind and to cause the Corporation to make and endorse promissory notes, to draw, accept or endorse drafts and generally to execute and accept commercial paper either as maker or acceptor or endorser. The execution and signing on behalf of this Corporation either as maker, acceptor, endorser or otherwise of all notes, drafts, acceptances or other commercial paper shall be by the signature of the President or Treasurer or executed in such other manner as a majority of the Board of Directors may from time to time determine.

     All endorsements for collections or deposit may be made by the President, or the Treasurer. All checks on the Corporation's bank account shall be signed by the President, or the Treasurer, or executed in such other manner as the Board of Directors may designate.

     The Board of Directors may, from time to time, and at any time, designate any person or persons, either alone or with others, to sign checks on any of this Corporation's bank accounts and may also designate the manner in which said checks shall be signed.

     Section 2.  No officer of this Corporation shall, except as otherwise
     ---------
provided by the Board of Directors, in the name of the Corporation, sign, endorse, or otherwise make the Corporation a party to any accommodation paper. This prohibition shall not, however, be construed to include the discount or endorsement of customers' commercial paper.

                                  ARTICLE VI
                                  ----------

                                  Fiscal Year
                                  -----------

     Section 1.  The Fiscal Year of the Corporation shall be as designated by
     ---------
the Board of Directors.

     Section 2.  The Board of Directors shall, from time to time, fix and vary
     ---------
the amount of working capital of the Corporation and determine what portion of the surplus or net profits shall be reserved as working capital or declared as dividends and distributed to the Stockholders.

                                  ARTICLE VII
                                  -----------

                             Contracts, Deeds, Etc.
                             ----------------------

     Section 1.  All contracts made in the conduct of the ordinary business of
     ---------
the Corporation for purchases and sales may be signed by the officer having authority to transact the business or within the scope of whose duties the transaction may, in each particular instance, fall.

     Section 2.  The President or the Vice-President, together with the
     ---------
Secretary or Treasurer, is authorized to sign and affix the seal of the Corporation to and deliver any contracts, deeds or other instruments in writing to be executed by or on behalf of the Corporation.

     The Board of Directors may, at any time, authorize or designate any other officer of this Corporation to execute and deliver on behalf of the Corporation any contract of any character whatever and such person shall be as fully authorized and the contract shall he as obligatory upon the Corporation as if signed by the appropriate permanent officer of the Corporation.

                                  ARTICLE VII
                                  -----------

     Section 1.  The Seal of the Corporation shall be a disc inscribed with the
     ---------
words:  T.J.B., INC. - MARYLAND - 1978 - as per specimen affixed hereto.

                                   ARTICLE IX
                                   ----------

                  Issue, Transfer and the Redemption of Stock
                  -------------------------------------------

     Section 1.  All certificates of Stock shall be signed by the President or
     ---------
Vice-President, and by the Treasurer or the Secretary, and sealed with the seal of the Corporation.

     Section 2.  All transfers of stock shall be made on the books of the
     ---------
Corporation by the holder of the shares in person or by his attorney upon surrender and cancellation of certificates for a like number of shares.

     Section 3.  The Board of Directors shall have the power and authority to
     ---------
make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates of stock, and may appoint a transfer agent and a registrar of transfer.

     Section 4.  The Corporation shall be entitled to treat the holder of record
     ---------
of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 5.  The stock transfer books shall be closed for the payment of
     ---------
dividends during such period, if any, as from time to time may be fixed by the Board of Directors, and during such period no stock shall he transferable.

     Section 6.  The Board of Directors may fix the time, not exceeding twenty
     ---------
(20) days preceding the date of any meeting of Stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock, or the Board of Directors may fix a date not exceeding twenty (20) days preceding the date of any meeting of Stockholders, any dividend payment or any date for the allotment of rights, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be, and only Stockholders of record on such dates shall be entitled to notice and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 7.  In case any certificates of stock are lost, mutilated or
     ---------
destroyed, the Board of Directors may issue a new certificate in place thereof upon indemnity to the Corporation against loss and upon such other terms and conditions as the Board of Directors may deem advisable.

                                   ARTICLE X
                                   ---------

          Section 1.  Whenever by law or these By-Laws notice is required to be
          ---------
given to any director, officer or Stockholder it shall not be construed to mean personal notice, but such notice may be given by telegram or in writing by depositing the same in the post office or in a letter box, in a postpaid, sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears on the books of the Corporation; and the time when the written notice shall be mailed or the telegram sent shall be deemed to be the time of the giving of such notice.

     Section 2.  Any notice of a Stockholders' meeting or of a meeting of the
     ---------
Board of Directors shall be considered to have been given when the Secretary files a certificate to that effect, and the said certificate of the Secretary shall be conclusive evidence that such notice was given in the absence of a fraudulent intent on the part of the Secretary.

     Section 3.  Any Stockholder or Director may waive in writing any notice
     ---------
required to be given under these By-Laws.

                                   ARTICLE XI
                                   ----------

                                   Amendments
                                   ----------

     Section 1.  These By-Laws may be added to, altered, amended, repealed or
     ---------
suspended by a majority vote of the entire Board of Directors at any regular meeting of the Board or at any special meeting called for that purpose. Any action of the Board of Directors in adding to, altering, amending, repealing or suspending these By-Laws shall be reported to the Stockholders at the next meeting of the Stockholders and may be changed or rescinded by a majority of the votes entitled to be cast at any such meeting. In no event shall the Board of Directors have any power to amend this Article. These By-Laws may also be added to, altered, amended, repealed or suspended by a majority of the votes of Stockholders entitled to be cast at any annual or special meeting of Stockholders called for that purpose.

                                  ARTICLE XII
                                  -----------

                                Indemnification
                                ---------------

     Section 1.  Any person who is serving or has served as a director or
     ---------
officer of the Corporation, or at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns a capital interest or of which it is a creditor, shall be indemnified by the Corporation against judgments, fines, liabilities, costs, amounts paid in settlement, and expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Corporation, or a director, officer, employee or agent of such other corporation except in relation to matters as to which such person is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. For purposes of the preceding sentence:

            (a) "Action, suit or proceeding" shall include every action, suit or proceeding, civil, criminal, administrative, investigative, or other, and shall include any action, suit or proceeding that shall be settled or otherwise terminated as against such director or officer without a final determination of the merits, if it shall be determined that such director or officer had not been negligent in the performance of duty, such determination to be made by a majority of the members of the Board of Directors who are not parties to such action, suit or proceeding, though less than a quorum, or by any one or more disinterested persons to whom the question may be referred by the Board of Directors or by the Stockholders;

            (b) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding and the failure to institute it shall be deemed its final determination;

            (c) the termination of an action, suit or proceeding by a plea of nolo contendere or other like plea shall not constitute a final determination on the merits;

            (d) a judgment of conviction in any criminal action, suit or proceeding shall not constitute a determination that the person so convicted has been negligent in the performance of his duties it if is determined by a majority of the members of the Board of Directors who were not a party thereto, though less than a quorum, or by one or more disinterested persons to whom the question may be referred by the Board of Directors that the person so convicted acted in good faith, for a purpose which he reasonably believed to be in the best interests of the Corporation and that he had no reasonable cause to believe that his conduct was unlawful; and

          (e) advances may be made by the Corporation against costs, expenses and fees as, and upon the terms, determined by the Board of Directors. The Corporation shall indemnify an employee who is not an officer to the same extent that it does an officer. The foregoing right of indemnification shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law or which may be lawfully granted to him; and the indemnification hereby granted by the Corporation shall be in addition to and not in restriction or limitation of any other privilege or power which the Corporation may lawfully exercise with respect to the indemnification or reimbursement of directors, officers or employees.

                                                                       EXHIBIT A

                                  ARTICLE III
                                    OFFICERS

     Section 1. Positions. The Corporation's officers shall be chosen by the Board of Directors and shall consist of a Chairman of the Board (Chairman), a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may elect two Co- Chief Executive Officers and a Chief Financial Officer and also may choose such other officers and/or agents as the Board of Directors from time to time deems necessary or appropriate. The election or appointment of any officer of the Corporation in itself shall not create contract rights for any such officer. All officers of the Corporation shall exercise such powers and perform such duties as from time to time shall be determined by the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Vice President.

     Section 2. Term of Office; Removal. Each officer of the Corporation shall hold office at the pleasure of the Board and any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal of an officer by the Board shall not prejudice the contract rights, if any, of the person so removed. Vacancies (however caused) in any office may be filled for the unexpired portion of the term by the Board of Directors.

     Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she also receives from the Corporation compensation in any other capacity.

     Section 4. Chairman of the Board of Directors. The Chairman shall preside at all meetings of the stockholders and the Board of Directors. Except where, by law, the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

     Section 5. Co-Chief Executive Officer. Each of the Co-Chief Executive Officers (a) shall have general active management of the business of the Corporation, (b) shall see that all orders and resolutions of the Board of Directors are carried into effect, and (c) shall perform such other duties as are incident to the office and have such other powers as are prescribed by the Board of Directors from time to time.

     Section 6. President. The President shall act for and on behalf of the Chairman in his absence. The President shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, and shall perform and carry out such other duties as are incident to the office or are assigned to him by the Board of Directors.

     Section 7. Chief Financial Officer. The Chief Financial Officer, if any, shall be responsible for all financial operations of the Corporation, including the maintenance of the financial records of the Corporation, tax planning and filing of tax returns, budgeting and oversight of corporate expenditures and planning and analysis. The Chief Financial Officer shall be responsible for the accurate reporting of financial results of operations to the Board of Directors and stockholders.

     Section 8. Vice Presidents. The Vice Presidents shall perform such duties and have such powers as from time to time may be prescribed by the Board of Directors.

     Section 9. Secretary. The Secretary shall give (or cause to be given) notice of all meetings of the Stockholders and all special meetings of the Board of Directors and shall perform such other duties as from time to time may be prescribed by the Board of Directors. The Secretary shall record all votes and proceedings of all meetings of the Board of Directors and of the stockholders in a book to be kept for such meetings of the Board of Directors and of the stockholders in a book to be kept for such purpose. The Secretary shall have custody of the seal of the Corporation and shall have authority (as shall the Assistant Secretary) to affix the same to any instrument requiring it, and to attest the seal by his or her signature. The Board of Directors may give general authority to officers other than the Secretary or the Assistant Secretary to affix the seal of the Corporation and to attest the fixing thereof by his or her signature.

     Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds, securities, other similar valuable effects and evidences of indebtedness and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as from time to time may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in such manner as may be ordered by the Board of Directors from time to time and shall render reports to the Chairman and the Board of Directors, at regular meetings of the Board or whenever either may require.

     Section 11. Assistant Secretary. The Assistant Secretary, if any, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Secretary shall perform such other duties and have such other powers as from time to time may be prescribed by the Board of Directors or the Chairman.

     Section 12. General Counsel. The General Counsel, if any, shall perform such legal duties as are incident to such office, and have such other powers as from time to time may be prescribed by the Board of Directors.